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                                  Exhibit 18-A
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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          TRISTAR VENTURES CORPORATION



         TRISTAR VENTURES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State OF Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of the Corporation (the "Board"), BY unanimous written consent dated as of June 1, 1997, adopted resolutions proposing and declaring advisable an amendment to part FOURTH of the Restated Certificate of Incorporation of the Corporation as follows:

                  RESOLVED, that the Board of Directors finds advisable and hereby proposes to the stockholders of the Corporation that part FOURTH of the Restated Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

                  FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000) and the par value of each of such shares is Twenty-Five Dollars ($25.00) amounting in the aggregate to Seventy Five Thousand Dollars ($75,000).

                  RESOLVED, FURTHER, that effective at the time of the filing of the Certificate of Amendment setting forth this amendment to the Restated Certificate of Incorporation (the "Effective Time"), each share of the common stock of the Corporation, par value $25.00 per share, issued and outstanding or held in treasury immediately prior to the Effective Time shall, without the exchange of stock certificates or the taking of any other action on the part of the Corporation or the respective holders thereof, be reclassified into one three hundred thirty three and one third (1/333 1/2) of a share of common stock of the Corporation, par value $25.00 per share, and each stock certificate that, immediately prior to the Effective Time, represented shares of such common stock shall, from and after the Effective Time, and without the necessity of presenting the same for exchange, represent one three hundred thirty three and one third (1/333 1/3) of
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                                  Exhibit 18-A
                                   Page 2 of 3



           the number of shares designated on such stock certificate, provided, however, that after the Effective Time, upon the surrender by any stockholder of certificates bearing the number of shares of the Corporation's common stock represented by such certificate prior to the Effective Time, the officers of the Corporation be, and they hereby are, authorized and directed to issue in exchange therefor one or more new certificates bearing the number of reclassified shares of the Corporation's common stock;

                    RESOLVED, FURTHER, that the foregoing amendment is advisable and its adoption is in the best interests of the Corporation and its stockholders and, to effectuate the foregoing, it is hereby directed that the foregoing amendment be considered at the next annual meeting of the stockholders, unless earlier approved by written consent in accordance with Section 228 of the Delaware General Corporation Law;

                    RESOLVED, FURTHER, that after approval of such amendment by the stockholders of the Corporation and receipt of all necessary regulatory approvals, the officers of the Corporation be, and they hereby are, authorized and directed to execute, acknowledge and file with the Secretary of State of the State of Delaware a Certificate of Amendment to evidence the foregoing amendment to the Corporation's Restated Certificate of Incorporation; and

                    RESOLVED, FURTHER, that the officers of the Corporation be, and they hereby are, authorized and directed from time to time to execute any and all documents and to take any and all other actions necessary or appropriate to carry forward the foregoing resolutions.

         SECOND: That thereafter, by resolution, the Board declared said amendment to be advisable and its adoption to be in the best interests of the Corporation and its stockholders and, to effectuate the foregoing, the Board directed that said amendment be considered at the next annual meeting of the stockholders, unless earlier approved by written consent in accordance with
Section 228 of the Delaware General Corporation Law.

         THIRD: That in lieu of a meeting and vote of the stockholders, The Columbia Gas System, Inc., being the holder of the outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, approved said amendment by written consent dated as of
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                                  Exhibit 18-A
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January 15, 1997, in accordance with the provisions of Section 228(a) of the
General Corporation Laws of the State of Delaware.

         FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, TriStar Ventures Corporation has caused this Certificate to be signed by Dr. Michael J. Gluckman, its President and Chief Executive Officer, and attested by Mr. Tejinder S. Bindra, its Secretary, as of this 8th day of July, 1997.


                                      TRISTAR VENTURES CORPORATION




                                      By: /s/ Michael J. Gluckman
                                         ------------------------------------
                                         President and Chief Executive Officer




ATTEST:
/s/ Tejinder S. Bindra
-----------------------------------
         Secretary